FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD SECOND QUARTER 2018 FINANCIAL RESULTS

•          GAAP diluted EPS of $0.92 increased by 7.0% over prior-year GAAP diluted EPS

•          Non-GAAP diluted EPS of $1.04 grew by 18.2% over prior-year non-GAAP diluted EPS

•          Company raises bottom end of 2018 non-GAAP diluted EPS guidance range, now expects growth of 13% to 15% over 2017 non-GAAP diluted EPS

MELVILLE, N.Y., August 6, 2018 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record second quarter financial results.

Net sales for the quarter ended June 30, 2018 were $3.3 billion, an increase of 8.7% compared with the second quarter of 2017. This consisted of 6.5% growth in local currencies and a 2.2% increase related to foreign currency exchange. In local currencies, internally generated sales increased 4.8% and acquisition growth was 1.7% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the second quarter of 2018 was $141.2 million, or $0.92 per diluted share, representing an increase of 3.8% and 7.0%, respectively, compared with GAAP results for the second quarter of 2017. Non-GAAP net income for the second quarter of 2018 was $159.8 million, or $1.04 per diluted share, representing growth of 14.7% and 18.2%, respectively, compared with non-GAAP results for the second quarter of 2017. Note that the second quarter of 2018 included restructuring costs of $14.9 million pretax, or $0.07 per diluted share, as well as costs related to the planned spin-off of Henry Schein’s Animal Health business in the amount of $7.6 million pretax, or $0.05 per diluted share. Second quarter 2017 results included a litigation settlement expense of $5.3 million pretax, or $0.02 per diluted share (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP net income and EPS).

“Results for the second quarter reflect solid revenue growth in generally healthy end-markets, as well as our continued success in gaining market share in all of our business groups. We are in the early stages of executing on our new strategic plan for 2018 through 2020, yet we are already making solid strides in expanding our offering of innovative solutions and extending our value proposition for customers,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.

“We are excited about the potential for our new dental technology joint venture, Henry Schein One, which closed on July 1, 2018. This joint venture was created to deliver integrated dental technology that combines leading practice management, marketing and patient engagement solutions into one connected management system. In addition, we are on track with our efforts to prepare for the planned spin-off of our global Animal Health business with Vets First Choice, which will create a new publicly traded company, Vets First Corp. Upon the close of this transaction, we believe Henry Schein will be well positioned to drive further growth in our leadership positions in our dental and medical businesses, as a result of a sharp focus and an increased investment of resources,” said Mr. Bergman.

Dental sales of $1.6 billion increased 8.4%, consisting of 5.9% growth in local currencies and a 2.5% increase related to foreign currency exchange. In local currencies, internally generated sales increased 4.4% and acquisition growth was 1.5%. The 4.4% internal growth in local currencies included 5.1% growth in North America and 3.4% growth internationally.

“We are pleased with internal sales growth in local currencies in our North America dental consumable merchandise business of 4.7%, the highest quarterly growth rate since the fourth quarter of 2015. This growth in part reflects a favorable comparison versus second quarter 2017 sales; however, we continue to believe the end-market is stable and we have benefited from market share gains. Dental equipment internal sales in local currencies increased by 6.2%,” commented Mr. Bergman. “Internationally, dental consumable merchandise internal sales growth in local currencies was 3.0%. Internal growth in local currencies for international dental equipment was a healthy 4.7%.”

Animal Health sales of $985.9 million increased 10.6%, consisting of 7.4% growth in local currencies and a 3.2% increase related to foreign currency exchange. In local currencies, internally generated sales increased 4.4% and acquisition growth was 3.0%. The 4.4% internal growth in local currencies included 3.2% growth in North America and 5.8% growth internationally.

“Animal Health internal growth in local currencies in North America continued to experience robust growth of 10.9%, after normalizing for certain products switching between agency sales and direct sales,” commented Mr. Bergman. “Our team is working diligently to prepare for the planned spin-off of our global Animal Health business and the simultaneous merger with Vets First Choice to create Vets First Corp., which we are working toward closing by the end of the calendar year. We believe that Vets First Corp. will provide veterinarians with a powerful new platform to grow their practices, improve client engagement and drive better health outcomes for pets.”

Medical sales of $614.0 million increased 7.5% and included internal growth in local currencies of 7.0%, acquisition growth of 0.2% and an increase related to foreign currency exchange of 0.3%.

“Our North America Medical business continues to perform well with internal growth in local currencies of approximately 7%,” remarked Mr. Bergman. “Our customers rely on our consultative, high-touch model, which helps them to adapt to an evolving healthcare environment while remaining nimble and efficient as their enterprises grow. Our supplier relationships and supply chain expertise are central to our differentiated strategy and have enabled us to grow our business more rapidly than end-market growth.”

more

Technology and Value-Added Services sales of $113.8 million increased 4.9%, consisting of 3.7% growth in local currencies and a 1.2% increase related to foreign currency exchange. In local currencies, internally generated sales increased 3.0% and acquisition growth was 0.7%.

“In North America, Technology and Value-Added Services internal sales growth in local currencies was 1.7%, or 2.2% growth when normalized for certain products switching between agency sales and direct sales. International Technology and Value-Added Services internal sales grew 9.3% in local currencies, highlighted by double-digit growth in both financial services and dental software revenue,” said Mr. Bergman.

Stock Repurchase Plan

The Company announced that it repurchased approximately 744,000 shares of its common stock during the second quarter at an average price of $71.69 per share, or approximately $53 million. The impact of the repurchase of shares on second quarter 2018 diluted EPS was immaterial. At the close of the second quarter, Henry Schein had approximately $147 million authorized for future repurchases of its common stock.

Year-to-Date Results

Net sales for the first half of 2018 were $6.5 billion, an increase of 9.4% compared with the first half of 2017.  This consisted of 6.2% growth in local currencies and an increase of 3.2% related to foreign currency exchange. In local currencies, internally generated sales increased 4.3% and acquisition growth was 1.9%.

Net income attributable to Henry Schein, Inc. for the first half of 2018 was $281.4 million, or $1.83 per diluted share, an increase of 1.7% and 5.2%, respectively, compared with the first half of 2017. Excluding costs related to restructuring and the planned spin-off of Henry Schein’s Animal Health business in the first half of 2018, as well as the litigation settlement expense in the first half of 2017, non-GAAP net income for the first half of 2018 was $305.7 million, or $1.98 per diluted share, an increase of 9.2% and 12.5%, respectively, compared with non-GAAP net income for the first half of 2017 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

Restructuring Program

Henry Schein is providing details today on a comprehensive restructuring plan designed to increase profitability by improving business efficiencies, reducing redundancies and maximizing the Company's infrastructure.

The Company expects to record a one-time restructuring charge in 2018 of between $45 million and $55 million on a pretax basis, or $0.22 to $0.27 per diluted share. This restructuring charge primarily includes severance pay, facility closing costs, and outside professional and consulting fees directly related to the restructuring plan.

more

Mr. Bergman stated, “As we noted in our first-quarter communications, we periodically look to reduce costs, particularly following a number of acquisitions, which create redundant activities. We are also looking at opportunities to augment technology solutions to generate improved efficiencies across our businesses. Accomplishing this through a coordinated effort is the most efficient means of realizing lower costs. By continuing to streamline our operations, we expect to create a leaner organization that will allow us to better serve our customers’ rapidly changing needs and our priority is to continue to build shareholder value. These changes are difficult to make, however, we recognize that they are necessary to enable Henry Schein to continue to build upon our success as well as to deliver solid long-term financial returns to our shareholders.”

2018 EPS Guidance

Henry Schein, Inc. today is revising its 2018 non-GAAP diluted EPS guidance. At this time the Company is not able to provide estimates for the total impact of costs related to the Animal Health spin-off on full year 2018 financial results. Guidance is as follows:

•          2018 non-GAAP diluted EPS attributable to Henry Schein, Inc. is now expected to be $4.06 to $4.14, reflecting growth of 13% to 15% compared with 2017 non-GAAP diluted EPS of $3.60, versus prior guidance of $4.03 to $4.14. This guidance includes costs related to a previously announced one-time cash bonus to certain designated staff members and excludes costs related to the restructuring and the planned spin-off of the Henry Schein Animal Health business in 2018. 2017 non-GAAP results exclude costs related to taxes associated with U.S. tax reform legislation, a loss associated with Henry Schein's divestiture of its equity ownership in E4D Technologies and litigation settlement expenses in 2017.

•          Guidance for 2018 non-GAAP diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Henry Schein expects to update full-year earnings guidance for the remaining business once the spin-off of its Animal Health business closes. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

The Company has provided guidance for 2018 diluted EPS on a non-GAAP basis, a forward-looking non-GAAP measure that excludes the costs related to restructuring and the spin-off of the Henry Schein Animal Health business. A reconciliation to the Company’s projected 2018 diluted EPS prepared on a GAAP basis is not provided because the Company is unable to provide such reconciliation for an estimate of Animal Health spin-off related costs without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized.

more

The Company’s 2018 diluted EPS prepared on a GAAP basis will include the impact of such items as restructuring charges and spin-off expenses and the tax effect of all such items. Management does not believe that these items are representative of the Company’s underlying business performance. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Second Quarter 2018 Conference Call Webcast

The Company will hold a conference call to discuss second quarter 2018 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With more than 22,000 Team Schein Members serving more than 1 million customers globally, the Company is the world's largest provider of Business, Clinical, Technology and Supply Chain solutions to enhance the efficiency of office-based  dental, animal health, and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.

A Fortune 500® Company and a member of the S&P 500® and the Nasdaq 100® indexes, Henry Schein's network of trusted advisors provides health care professionals with the valued solutions they need to improve operational success and clinical outcomes. The Company offers customers exclusive, innovative products and solutions, including practice management software, e-commerce solutions, specialty and surgical products, as well as a broad range of financial services. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 34 countries. The Company's sales reached a record $12.5 billion in 2017, and have grown at a compound annual rate of approximately 15% since Henry Schein became a public company in 1995. For more information, visit Henry Scheinat  www.henryschein.com, Facebook.com/HenrySchein and @HenrySchein on Twitter.

Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial more

condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; new or unanticipated litigation developments; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; changes in tax legislation; and risks associated with the ability to consummate the spin-off and merger of our Animal Health business with Vets First Choice and the timing of the closing of the transaction, as well as the ability to realize anticipated benefits and synergies of the transaction. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Additional Information and Where to Find It

In connection with the proposed spin-off and merger of our Henry Schein Animal Health business with Vets First Choice, Vets First Corp. plans to file relevant materials with the SEC, including a registration statement on Form S-1/S-4 containing a prospectus, in the coming months. Investors and security holders are urged to carefully read the registration statement/prospectus (including any amendments or supplements thereto and any documents incorporated by reference therein) and any other relevant documents filed with the SEC when they become available, because they will contain important information about the parties and the proposed transaction. The registration statement/prospectus and other relevant documents that are filed with the SEC can be obtained free of charge (when available) from the SEC’s web site at www.sec.gov. These documents can (when available) also be obtained free of charge from Henry Schein, Inc. upon written request to Carolynne Borders at Henry Schein, Inc., 135 Duryea Road, Melville, NY 11747. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

more

CONTACTS:        Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

more

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2018	2017	2018	2017

Net sales	$3,326,676	$3,059,458	$6,547,115	$5,982,406
Cost of sales	2,425,604	2,220,285	4,750,451	4,320,313
Gross profit	901,072	839,173	1,796,664	1,662,093
Operating expenses:
Selling, general and administrative	677,216	628,511	1,359,127	1,257,463
Transaction costs related to Animal Health spin-off	7,611	-	11,388	-
Restructuring costs	14,896	-	18,658	-
Operating income	201,349	210,662	407,491	404,630
Other income (expense):
Interest income	5,108	4,107	10,266	8,411
Interest expense	(17,883)	(12,198)	(35,421)	(23,628)
Other, net	(118)	728	(456)	683
Income before taxes and equity in earnings
of affiliates	188,456	203,299	381,880	390,096
Income taxes	(46,919)	(58,306)	(94,683)	(96,936)
Equity in earnings of affiliates	5,972	4,589	8,943	6,675
Net income	147,509	149,582	296,140	299,835
Less: Net income attributable to noncontrolling interests	(6,297)	(13,527)	(14,710)	(23,032)
Net income attributable to Henry Schein, Inc.	$141,212	$136,055	$281,430	$276,803

Earnings per share attributable to Henry Schein, Inc.:

Basic	$0.92	$0.86	$1.84	$1.76
Diluted	$0.92	$0.86	$1.83	$1.74

Weighted-average common shares outstanding:
Basic	153,353	157,748	153,210	157,679
Diluted	154,189	159,076	154,163	159,260

Note: Certain prior quarter amounts have been reclassified to conform to the current period presentation.

more

HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 30,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$111,321	$174,658
Accounts receivable, net of reserves of $53,609 and $53,832	1,561,097	1,522,807
Inventories, net	1,930,202	1,933,803
Prepaid expenses and other	459,320	454,752
Total current assets	4,061,940	4,086,020
Property and equipment, net	368,604	375,001
Goodwill	2,255,932	2,301,331
Other intangibles, net	612,857	669,641
Investments and other	510,453	432,002
Total assets	$7,809,786	$7,863,995

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,117,925	$1,153,012
Bank credit lines	1,179,334	741,653
Current maturities of long-term debt	12,475	16,659
Accrued expenses:
Payroll and related	251,042	272,998
Taxes	172,947	188,873
Other	419,199	455,780
Total current liabilities	3,152,922	2,828,975
Long-term debt	985,385	907,756
Deferred income taxes	48,126	50,431
Other liabilities	407,458	420,285
Total liabilities	4,593,891	4,207,447

Redeemable noncontrolling interests	292,986	832,138
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 480,000,000 shares authorized,
153,231,669 outstanding on June 30, 2018 and 240,000,000 shares
authorized, 153,690,146 outstanding on December 30, 2017	1,532	1,537
Retained earnings	3,123,398	2,940,029
Accumulated other comprehensive loss	(211,392)	(130,067)
Total Henry Schein, Inc. stockholders' equity	2,913,538	2,811,499
Noncontrolling interests	9,371	12,911
Total stockholders' equity	2,922,909	2,824,410
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$7,809,786	$7,863,995

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

more

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$147,509	$149,582	$296,140	$299,835
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	51,493	47,789	103,578	92,538
Stock-based compensation expense	14,591	10,858	23,345	19,355
Provision for losses on trade and other accounts receivable	2,401	1,239	5,642	4,049
Provision for (benefit from) deferred income taxes	(5,994)	(9,081)	(2,472)	4,415
Equity in earnings of affiliates	(5,972)	(4,589)	(8,943)	(6,675)
Distributions from equity affiliates	5,796	6,640	9,344	9,678
Changes in unrecognized tax benefits	(1,656)	3,249	757	(7,627)
Other	2,847	2,326	(1,964)	5,015
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(36,094)	(20,623)	(81,714)	(118,116)
Inventories	32,718	87,522	(31,157)	115,800
Other current assets	(36,994)	(60,388)	(25,125)	(57,699)
Accounts payable and accrued expenses	117,185	14,206	(70,545)	(184,429)
Net cash provided by operating activities	287,830	228,730	216,886	176,139

Cash flows from investing activities:
Purchases of fixed assets	(20,469)	(19,654)	(38,720)	(36,965)
Payments for equity investments and business
acquisitions, net of cash acquired	(844)	(137,766)	(9,547)	(149,586)
Other	(18,161)	677	(26,373)	(4,872)
Net cash used in investing activities	(39,474)	(156,743)	(74,640)	(191,423)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	226,162	(94,775)	438,217	139,262
Proceeds from issuance of long-term debt	-	100,000	100,000	100,000
Debt issuance costs	(147)	(1,133)	(177)	(1,133)
Principal payments for long-term debt	(16,949)	(2,817)	(26,981)	(59,184)
Proceeds from issuance of stock upon exercise
of stock options	-	749	3,022	4,701
Payments for repurchases of common stock	(53,355)	(50,000)	(53,355)	(100,006)
Payments for taxes related to shares withheld for
employee taxes	(2,653)	(3,809)	(17,665)	(44,414)
Distributions to noncontrolling stockholders	(11,793)	(16,337)	(12,604)	(19,601)
Acquisitions of noncontrolling interests in subsidiaries	(391,292)	(62)	(652,725)	(4,151)
Net cash provided by (used in) financing activities	(250,027)	(68,184)	(222,268)	15,474

Effect of exchange rate changes on cash and
cash equivalents	13,757	7,963	16,685	12,083
Net change in cash and cash equivalents	12,086	11,766	(63,337)	12,273
Cash and cash equivalents, beginning of period	99,235	62,888	174,658	62,381
Cash and cash equivalents, end of period	$111,321	$74,654	$111,321	$74,654

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

more

Exhibit A - QTD Sales

Henry Schein, Inc.
2018 Second Quarter
Sales Summary
(in thousands)
(unaudited)

Q2 2018 over Q2 2017

Global	Q2 2018	Q2 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,612,875	$1,488,167	8.4%	2.5%	5.9%	1.5%	4.4%

Animal Health	985,942	891,331	10.6%	3.2%	7.4%	3.0%	4.4%

Medical	614,025	571,427	7.5%	0.3%	7.2%	0.2%	7.0%

Total Health Care Distribution	3,212,842	2,950,925	8.9%	2.3%	6.6%	1.7%	4.9%

Technology and value-added services	113,834	108,533	4.9%	1.2%	3.7%	0.7%	3.0%

Total Global	$3,326,676	$3,059,458	8.7%	2.2%	6.5%	1.7%	4.8%

North America	Q2 2018	Q2 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$975,368	$912,471	6.9%	0.5%	6.4%	1.3%	5.1%

Animal Health	506,257	473,201	7.0%	0.0%	7.0%	3.8%	3.2%

Medical	593,793	553,734	7.2%	0.0%	7.2%	0.1%	7.1%

Total Health Care Distribution	2,075,418	1,939,406	7.0%	0.2%	6.8%	1.6%	5.2%

Technology and value-added services	92,684	90,292	2.6%	0.0%	2.6%	0.9%	1.7%

Total North America	$2,168,102	$2,029,698	6.8%	0.2%	6.6%	1.6%	5.0%

International	Q2 2018	Q2 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$637,507	$575,696	10.7%	5.6%	5.1%	1.7%	3.4%

Animal Health	479,685	418,130	14.7%	6.7%	8.0%	2.2%	5.8%

Medical	20,232	17,693	14.4%	9.5%	4.9%	0.0%	4.9%

Total Health Care Distribution	1,137,424	1,011,519	12.4%	6.1%	6.3%	1.9%	4.4%

Technology and value-added services	21,150	18,241	15.9%	6.6%	9.3%	0.0%	9.3%

Total International	$1,158,574	$1,029,760	12.5%	6.1%	6.4%	1.9%	4.5%

more

Exhibit A - YTD Sales

Henry Schein, Inc.
2018 Second Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q2 2018 YTD over Q2 2017 YTD

Global	Q2 2018 YTD	Q2 2017 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$3,160,674	$2,893,325	9.2%	3.6%	5.6%	1.9%	3.7%

Animal Health	1,905,736	1,704,270	11.8%	4.5%	7.3%	3.3%	4.0%

Medical	1,254,425	1,170,313	7.2%	0.4%	6.8%	0.1%	6.7%

Total Health Care Distribution	6,320,835	5,767,908	9.6%	3.3%	6.3%	1.9%	4.4%

Technology and value-added services	226,280	214,498	5.5%	1.6%	3.9%	0.9%	3.0%

Total Global	$6,547,115	$5,982,406	9.4%	3.2%	6.2%	1.9%	4.3%

North America	Q2 2018 YTD	Q2 2017 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,879,650	$1,762,927	6.6%	0.4%	6.2%	2.1%	4.1%

Animal Health	964,435	895,845	7.7%	0.1%	7.6%	4.2%	3.4%

Medical	1,213,186	1,133,771	7.0%	0.0%	7.0%	0.1%	6.9%

Total Health Care Distribution	4,057,271	3,792,543	7.0%	0.2%	6.8%	2.0%	4.8%

Technology and value-added services	184,003	179,345	2.6%	0.1%	2.5%	0.8%	1.7%

Total North America	$4,241,274	$3,971,888	6.8%	0.2%	6.6%	2.0%	4.6%

International	Q2 2018 YTD	Q2 2017 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,281,024	$1,130,398	13.3%	8.6%	4.7%	1.7%	3.0%

Animal Health	941,301	808,425	16.4%	9.5%	6.9%	2.2%	4.7%

Medical	41,239	36,542	12.9%	12.1%	0.8%	0.0%	0.8%

Total Health Care Distribution	2,263,564	1,975,365	14.6%	9.1%	5.5%	1.9%	3.6%

Technology and value-added services	42,277	35,153	20.3%	9.5%	10.8%	1.5%	9.3%

Total International	$2,305,841	$2,010,518	14.7%	9.1%	5.6%	1.9%	3.7%

more

Exhibit B

Henry Schein, Inc.
2018 Second Quarter and YTD
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Second Quarter			Year-to-Date
			%			%
	2018	2017	Growth	2018	2017	Growth

Net Income attributable to Henry Schein, Inc.	$141,212	$136,055	3.8%	$281,430	$276,803	1.7%

Diluted EPS attributable to Henry Schein, Inc.	$0.92	$0.86	7.0%	$1.83	$1.74	5.2%

Non-GAAP Adjustments
Restructuring costs - Pre-tax (1)	$14,896	$-		$18,658	$-
Income tax benefit for restructuring costs (1)	(3,724)	-		(4,664)	-
Litigation settlement - Pre-Tax (2)	-	5,325		-	5,325
Income tax benefit for litigation settlement (2)	-	(2,130)		-	(2,130)
Transaction costs related to Animal Health spin-off (3)	7,611	-		11,388	-
Income tax benefit for Animal Health transaction costs (3)	(206)	-		(1,139)	-

Total non-GAAP adjustments to Net Income	$18,577	$3,195		$24,243	$3,195

Total non-GAAP adjustments to diluted EPS	$0.12	$0.02		$0.15	$0.02
			%			%
	2018	2017	Growth	2018	2017	Growth
Non-GAAP Net Income attributable to Henry Schein, Inc.	$159,789	$139,250	14.7%	$305,673	$279,998	9.2%

Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$1.04	$0.88	18.2%	$1.98	$1.76	12.5%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(1)   Represents Q2 2018 and YTD 2018 restructuring costs of $14,896, net of $3,724 tax benefit, resulting in an after-tax effect of $11,172 and $18,658, net of $4,664 tax benefit, resulting in an after-tax effect of $13,994, respectively.

(2)   Represents Q2 2017 and YTD 2017 pre-tax charge of $5,325 related to a litigation settlement.  The associated tax benefit of $2,130 resulted in a net after tax charge of $3,195.

(3)   Represents Q2 2018 and YTD 2018 transaction costs, associated with the spin-off of our Animal Health business, of $7,611, net of $206 tax benefit, resulting in an after-tax effect of $7,405 and $11,388, net of $1,139 tax benefit, resulting in an after-tax effect of $10,249, respectively.

###